UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2012

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Route 202/206, Suite 130, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

(908) 864-4444
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2012, Senesco Technologies, Inc. (the “Company”) announced that, following the delisting of the Company’s common stock from the NYSE MKT, the Company’s common stock will be quoted on the OTC.QB under the ticker symbol SNTI beginning on Wednesday, November 21, 2012,. The Company plans to continue to be a fully reporting issuer compliant with applicable federal and state regulations.

Item 8.01	Other Information.

Additionally, the Company reported that the board of directors and management of the Company had decided not to engage in a highly-dilutive financing in order to maintain the Company’s listing on the NYSE MKT. The Company plans to use any proceeds received from a future financing to continue to progress the ongoing SNS01-T clinical trial.

Senesco plans to release a corporate update on Monday, November 26th, 2012, by way of a press release, to describe progress on various aspects of the business.

The press release announcing the quotation of the Company’s common stock on the OTC is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Senesco Technologies, Inc. dated November 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: November 21, 2012	By:	/s/ Leslie J. Browne, Ph.D.
Name: Leslie J. Browne, Ph.D.
Title: President and Chief Executive Officer